Filed Pursuant to Rule 424(b)(3)

Registration No. 333-266277

PROSPECTUS SUPPLEMENT

To Prospectus dated October 3, 2022

Primary Offering of

Up to 12,412,500 Shares of Class A Common Stock

Issuable upon Exercise of Warrants

Secondary Offering of

Up to 75,537,500 Shares of Class A Common Stock

and

Up to 337,500 Warrants to Purchase Class A Common Stock

Mondee Holdings, Inc.

This prospectus supplement updates and supplements the information contained in the prospectus dated October 3, 2022 (as may be supplemented or amended from time to time, the “Prospectus”), which forms part of our registration statement on Form S-1 (File No. 333-266277), that relates to the issuance by us of up to an aggregate of 12,412,500 shares of our Class A common stock, $0.0001 par value per share (the “Class A common stock”), which consists of (i) up to 12,075,000 shares of our Class A common stock that are issuable upon the exercise of 12,075,000 warrants (the “Public Warrants”) by the holders thereof and (ii) up to 337,500 shares of Class A common stock that are issuable upon the exercise of 337,500 warrants (the “Private Placement Warrants,” and together with the Public Warrants, the “Warrants”).

The Prospectus and this prospectus supplement also relate to the resale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of up to 75,537,500 shares of Class A common stock, including (i) 337,500 shares of Class A common stock that may be issued upon the exercise of the Private Placement Warratns, (ii) 7,000,000 PIPE Shares (as defined in the Prospectus), (iii) 60,800,000 shares of Class A common stock issued to Mondee Holdings, LLC and its related entities, and (iv) up to 7,400,000 shares of Class A common stock issuable as Earn-out Shares (as defined in the Prospectus). We will not receive any proceeds from the sale of shares of Class A common stock or Private Placement Warrants by the Selling Securityholders pursuant to the Prospectus, except with respect to amounts received by us upon exercise of the Warrants.

You should read this prospectus supplement in conjunction with the Prospectus. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. Terms used in this prospectus supplement but not defined herein shall have the meanings given to such terms in the Prospectus.

Our Class A common stock is currently listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “MOND”. On March 8, 2023, the closing price of our Class A common stock was $10.33.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of the Prospectus and in the other documents that are incorporated by reference in the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 10, 2023.

EXPLANATORY NOTE

This prospectus supplement is being filed to update and supplement the Selling Securityholder information in the Prospectus to reflect the pro rata distribution of Class A common stock held by Mondee Holdings, LLC to certain of its members (as described in the Prospectus, the “Pro Rata Distribution”).

SELLING SECURITYHOLDERS

This prospectus relates to the resale of up to (i) 75,537,500 shares of New Mondee Common Stock (the “Class A common stock” or “common stock”) (including (a) 337,500 shares of New Mondee Common Stock that may be issued upon exercise of the private placement warrants, (b) 7,000,000 PIPE Shares, (c) 60,800,000 shares of New Mondee Common Stock issued to Mondee Holdings, LLC in connection with the Business Combination and (d) 7,400,000 shares of New Mondee Common Stock issued pursuant to the Earn-Out Agreement that vest over the four- year period following the closing of the Business Combination and (ii) up to 337,500 private placement warrants.

The Selling Securityholders may from time to time offer and sell any or all of the shares of New Mondee Common Stock and private placement warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the New Mondee Common Stock or warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of New Mondee Common Stock and number of private placement warrants held by each Selling Securityholder immediately prior to any sale of the shares of New Mondee Common Stock or private placement warrants in this offering, the number of shares of New Mondee Common Stock and number of private placement warrants that may be sold by each Selling Securityholder under this prospectus and the aggregate number of shares of New Mondee Common Stock and private placement warrants and that each Selling Securityholder will beneficially own after this offering.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Unless otherwise indicated, the business address of each of the individuals is 10800 Pecan Park Blvd., Suite 315, Austin, Texas 78750.

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Abdul Mateen Mohammed(1),(2)	573	*	573	0	—	0	—	—	0	—
Acharyulu Peesapati(1),(2)	128,946	*	128,946	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Adam Meron(1),(2)	17,193	*	17,193	0	—	0	—	—	0	—
Adriana Equihua(1),(2)	573	*	573	0	—	0	—	—	0	—
Alexandros Argyros(3)	153,617	*	5,812	147,805	—	5,812	*	5,812	0	—
Alkobi Zahari(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—
Alma Ortiz(1),(2)	1,719	*	1,719	0	—	0	—	—	0	—
Anath Satya Prasad Chillara(1),(2)	15,134	*	14,327	807	—	0	—	—	0	—
Andre John Salgado(1),(2)	2,006	*	2,006	0	—	0	—	—	0	—
Andrea Christina Bereciartu(1),(2)	1,719	*	1,719	0	—	0	—	—	0	—
Antonios Achilleoudis(4)	460,853	*	17,438	443,415	—	17,438	*	17,438	0	—
Anuj Garg(1),(2)	573	*	573	0	—	0	—	—	0	—
Anuradha Jadhav(1),(2)	1,146	*	1,146	0	—	0	—	—	0	—
Aravind Neerukattu(1),(2)	573	*	573	0	—	0	—	—	0	—
Arnold Aguas(1),(2)	143	*	143	0	—	0	—	—	0	—
Arpit Bhatt(1),(2)	2,149	*	2,149	0	—	0	—	—	0	—
Ashok Krishnan(1),(2)	25,789	*	25,789	0	—	0	—	—	0	—
Asset Recovery Management(5)	100,000	*	100,000	0	—	0	—	—	0	—
Balla Pratima(1),(2)	287	*	287	0	—	0	—	—	0	—
Barbara Villacin(1),(2)	573	*	573	0	—	0	—	—	0	—
Bhanu Prakash Thogunoori(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—
Bhanukiran Bodapati(1),(2)	573	*	573	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Bharath Kolla Venkatesh(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—
Bindiya Puri(1),(2)	802	*	802	0	—	0	—	—	0	—
Bobcat Private Holdings, LLC(6)	2,000,000	2.43%	2,000,000	0	—	0	—	—	0	—
Borra Naga Vamsi Krishna(1),(2)	14,327	*	14,327	0	—	0	—	—	0	—
Boyapati Niranjan Prasad(1),(2)	22,924	*	22,924	0	—	0	—	—	0	—
Brian Bonner(1),(2)	573	*	573	0	—	0	—	—	0	—
Cecille Venoza(1),(2)	287	*	287	0	—	0	—	—	0	—
Celier Investments Inc.(7)	50,000	*	50,000	0	—	0	—	—	0	—
Charlyne Cumine(1),(2)	2,106	*	2,106	0	—	0	—	—	0	—
Chinniah Dinadyalu Kesavalu(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—
Cho Mong Tai(1),(2)	57,309	*	57,309	0	—	0	—	—	0	—
Cindy Wong(1),(2)	860	*	860	0	—	0	—	—	0	—
Clement Allen Bason(1),(2)	78,294	*	78,294	0	—	0	—	—	0	—
Colby Trading Ltd.(8)	50,000	*	50,000	0	—	0	—	—	0	—
Daniel Ostersehlte	75,000	*	75,000	0	—	0	—	—	0	—
Deric Joel James(1),(2)	287	*	287	0	—	0	—	—	0	—
DH Deutsch Holdings Limited(9)	400,000	*	400,000	0	—	0	—	—	0	—
Dhagu Ashwanth Reddy(1),(2)	573	*	573	0	—	0	—	—	0	—
Dimitrios Athansopoulos(10)	470,852	*	17,437	453,415	—	17,437	*	17,437	0	—
Durval Duprat(1),(2)	17,193	*	17,193	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Dwain Thomas Jay(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—
Edwin Alvarado(1),(2)	1,605	*	1,605	0	—	0	—	—	0	—
El Hadji Malick Diouf(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—
Elias Melhem(1)	688,377	*	688,377	0	—	0	—	—	0	—
Elisetty Deekshith(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—
Eman Alqeram(1),(2)	229	*	229	0	—	0	—	—	0	—
Entertainment Benefits Group, LLC(11)	150,000	*	150,000	0	—	0	—	—	0	—
Entities Affiliated with Cantor Fitgerald L.P.(12)	615,000	*	405,000	210,000	—	105,000	*	105,000	0	—
Entities Affiliated with Morgan Stanley(13)	9,506,770	11.56%	9,506,770	0	—	0	—	—	0	—
Entities Affiliated with Steve Chaby(14)	1,457,342	1.77%	500,000	975,342	—	0	—	—	0	—
Entities Affiliated with TCW(15)	1,494,191	1.82%	1,494,191	0	—	0	—	—	0	—
Evgenia Tzannini(16)	20,000	*	20,000	0	—	0	—	—	0	—
Fly OCP LLC(17)	9,453,577	11.49%	9,453,577	0	—	0	—	—	0	—
George Chryssikos	20,000	*	20,000	0	—	0	—	—	0	—
Georgia Tsakos(1)	688,377	*	688,377	0	—	0	—	—	0	—
Georgios Linastas(18)	460,853	*	17,438	443,415	—	17,438	*	17,438	0	—
Gowri Sankar Suserla(1),(2)	8,023	*	8,023	0	—	0	—	—	0	—
Gowri Yeduka(1),(2)	287	*	287	0	—	0	—	—	0	—
Grace Ma(1),(2)	573	*	573	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
GV 2017, L.P.(19)	18,420	*	18,420	0	—	0	—	—	0	—
Harshavardhan Hulsurkar(1),(2)	860	*	860	0	—	0	—	—	0	—
Hasan Mahmud(1),(2)	229	*	229	0	—	0	—	—	0	—
Hee S Park(1),(2)	1,032	*	1,032	0	—	0	—	—	0	—
Hiranyandra Kumar Godugu(1),(2)	17,193	*	17,193	0	—	0	—	—	0	—
ITHAX Acquisition Sponsor CY Ltd(20)	260,000	*	260,000	0	—	0	—	—	0	—
Jagadeesh Chinthapally(1),(2)	287	*	287	0	—	0	—	—	0	—
Jagmit Soni(1),(2)	11,462	*	11,462	0	—	0	—	—	0	—
Jalendar Pottabathula(1),(2)	287	*	287	0	—	0	—	—	0	—
Jaspal Kaur(1),(2)	11,462	*	11,462	0	—	0	—	—	0	—
Jasvinder Binning(1),(2)	28,655	*	28,655	0	—	0	—	—	0	—
Jeff Snetiker(1)	46,183	*	46,183	0	—	0	—	—	0	—
Jermias D(1),(2)	287	*	287	0	—	0	—	—	0	—
Jianmei Chen(1),(2)	1,146	*	1,146	0	—	0	—	—	0	—
Jing Zhao(1),(2)	1,146	*	1,146	0	—	0	—	—	0	—
Jitendra Kumar Parida(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—
Juliette Li Qiu(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—
Kannan Mapara(1),(2)	1,032	*	1,032	0	—	0	—	—	0	—
Kariba LLC(21)	1,232	*	1,232	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Kate Leung(1),(2)	645	*	645	0	—	0	—	—	0	—
Katta Vara Prasad(1),(2)	1,719	*	1,719	0	—	0	—	—	0	—
Kent Karpawich	100,000	*	100,000	0	—	0	—	—	0	—
Keshaba Kumar Gantayat(1),(2)	2,292	*	2,292	0	—	0	—	—	0	—
Kiran Kumar S(1),(2)	573	*	573	0	—	0	—	—	0	—
Kishore Rasala(1),(2)	2,149	*	2,149	0	—	0	—	—	0	—
Konstantinos Karamanis(22)	50,000	*	50,000	0	—	0	—	—	0	—
Koser T Masalawala(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—
Krishna Babu Addala(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—
Kulasekara Pandiyan Sivagnanam(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—
Lakshmi Prashanth Bonam(1),(2)	287	*	287	0	—	0	—	—	0	—
Lakshmi Vara Prasad Yerramsetty(1),(2)	11,462	*	11,462	0	—	0	—	—	0	—
Lalit Kumar(1),(2)	28,655	*	28,655	0	—	0	—	—	0	—
Larry Yin-Fat Leung(1),(2)	6,877	*	6,877	0	—	0	—	—	0	—
LBF Travel Management Corp.(1),(23)	1,499,834	1.82%	1,499,834	0	—	0	—	—	0	—
Lisa Wai Sin Chan(1),(2)	1,361	*	1,361	0	—	0	—	—	0	—
Madhu Babu Ravi(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—
Malathi Booreddy(1),(2)	4,012	*	4,012	0	—	0	—	—	0	—
Manikanta Prudhvi Prabhakar Jonnala(1),(2)	5,731	*	5,731	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Maria Cecilia Belista(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—
Merica Quan(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—
Michael Hjalmar Thomas(1),(2) (23)	166	*	166	0	—	0	—	—	0	—
Michelle Yang(1),(2)	2,006	*	2,006	0	—	0	—	—	0	—
Micki Adams(1),(2)	1,605	*	1,605	0	—	0	—	—	0	—
Mike Melhem(1)	688,377	*	688,377	0	—	0	—	—	0	—
Mike Melhem, Jr.(1)	688,377	*	688,377	0	—	0	—	—	0	—
Minchielyn Castro(1),(2)	573	*	573	0	—	0	—	—	0	—
Mohammed Ghouse Sheriff Khaleel(1),(2)	14,327	*	14,327	0	—	0	—	—	0	—
Mohana Venkata Satish Babu Chode(1),(2)	40,117	*	40,117	0	—	0	—	—	0	—
Mondee Group LLC(24)	23,870,746	29.14%	23,870,746	0	—	0	—	—	0	—
Monika Mioduszewski(1),(2)	12,321	*	12,321	0	—	0	—	—	0	—
Motaleb Khan(1),(2)	860	*	860	0	—	0	—	—	0	—
Mridula Pasam(1),(2)	71,637	*	71,637	0	—	0	—	—	0	—
Mukesh Pandey(1),(2)	287	*	287	0	—	0	—	—	0	—
Muralikrishna Garapati(1),(2)	573	*	573	0	—	0	—	—	0	—
Nadeem Ahmed(1),(2)	3,324	*	3,324	0	—	0	—	—	0	—
Nadira Kermani(1),(2)	287	*	287	0	—	0	—	—	0	—
Nakka Durga Kiran Kumar(1),(2)	287	*	287	0	—	0	—	—	0	—
Naresh Kumar Patnam(1),(2)	287	*	287	0	—	0	—	—	0	—
Nigel Kneafsey	150,000	*	150,000	0	—	0	—	—	0	—
Nirav Ghunchala(1),(2)	1,060	*	1,060	0	—	0	—	—	0	—
Orestes Fintiklis(25)	4,201,046	5.11%	1,074,375	3,126,671	—	174,375	*	174,375	0	—
Papaduck Investments Ltd(26)	500,000	*	500,000	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Parbattie Ulla(1),(2)	287	*	287	0	—	0	—	—	0	—
Parvez Kamal(1),(2)	8,596	*	8,596	0	—	0	—	—	0	—
Patsy Ho(1)	42,982	*	42,982	0	—	0	—	—	0	—
Paul Pessutti(1),(2)	2,063	*	2,063	0	—	0	—	—	0	—
Paula Svadlena(1),(2)	931	*	931	0	—	0	—	—	0	—
Pavan Kumar Theeti(1),(2)	573	*	573	0	—	0	—	—	0	—
Pete Chhabra(1),(2)	2,006	*	2,006	0	—	0	—	—	0	—
Peter Rusch Mertz(1),(2)	11,462	*	11,462	0	—	0	—	—	0	—
Prasad Chary Padakanti(1),(2)	573	*	573	0	—	0	—	—	0	—
Prasad Gundumogula(27)	34,156,662	41.52%	9,995,468	290,448	—	0	—	—	0	—
Praveen Kumar Koilakonda(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—
Prem Cohly(1),(28)	34,386	*	34,386	0	—	0	—	—	0	—
Pugazhenthi Sivaji(1),(2)	7,163	*	7,163	0	—	0	—	—	0	—
Purnima Namuduri(1),(2)	8,023	*	8,023	0	—	0	—	—	0	—
Rachel Xiao Feng Tan(1),(2)	573	*	573	0	—	0	—	—	0	—
Radha Krishna Bhuvan Raj Kumar Tummala(1),(2)	28,655	*	28,655	0	—	0	—	—	0	—
Radha Rupa Ujjina(1),(2)	42,982	*	42,982	0	—	0	—	—	0	—
Radhika Kalashakam(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—
Raja Venkatesh(1),(2)	660,871	*	660,871	0	—	0	—	—	0	—
Rajesh Anugonda(1),(2)	1,146	*	1,146	0	—	0	—	—	0	—
Raju Gajam(1),(2)	5,731	*	5,731	0	—	0	—	—	0	—
Rakesh Gogikar(1),(2)	573	*	573	0	—	0	—	—	0	—
Ram Kumar Shah(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—
Rama Chawla(1),(2)	8,596	*	8,596	0	—	0	—	—	0	—
Ramanathan Lakshmanan(1),(2)	5,731	*	5,731	0	—	0	—	—	0	—
Ramesh Ponnam(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Ramesh Punwani(1)	107,640	*	107,640	0	—	0	—	—	0	—
Ramya Devi Narukula(1),(2)	573	*	573	0	—	0	—	—	0	—
Rana Rafiq(1),(2)	802	*	802	0	—	0	—	—	0	—
Ranjeet Bhaskar(1),(2)	287	*	287	0	—	0	—	—	0	—
Raymond Chow(1),(2)	3,324	*	3,324	0	—	0	—	—	0	—
Reena Sarna(1)	917,835	1.11%	917,835	0	—	0	—	—	0	—
Rufo Tomas Lujan Calvo(1),(2)	2,579	*	2,579	0	—	0	—	—	0	—
Ryan Hetherington	25,000	*	25,000	0	—	0	—	—	0	—
Sabbani Kiran Babu(1),(2)	287	*	287	0	—	0	—	—	0	—
Sai Kumar Billa(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—
Sajja Hemupatham(1),(2)	287	*	287	0	—	0	—	—	0	—
Sandeep Mamgain(1),(2)	28,655	*	28,655	0	—	0	—	—	0	—
Sandhya Appecherla(1),(2)	573	*	573	0	—	0	—	—	0	—
Sangareddy Chennuri(1),(2)	573	*	573	0	—	0	—	—	0	—
Sanjay Gopal Kopalkar(1),(2)	9,313	*	9,313	0	—	0	—	—	0	—
Santosh Kumar Patro(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—
Sarada Mallapareddy(1),(2)	573	*	573	0	—	0	—	—	0	—
Sarvani Kalidindi(1),(2)	1,074	*	1,074	0	—	0	—	—	0	—
Sasidhar Karri(1),(2)	28,655	*	28,655	0	—	0	—	—	0	—
Satish Babu G(1),(2)	1,146	*	1,146	0	—	0	—	—	0	—
Satish Nandi(1),(2)	6,017	*	6,017	0	—	0	—	—	0	—
Scott James Toelle(2),(29)	2,875	*	2,865	10	*	0	—	—	0	—
Seema Fatima(1),(2)	22,924	*	22,924	0	—	0	—	—	0	—
Serena Yeh(1),(2)	860	*	860	0	—	0	—	—	0	—
Shahnaz Pithawala(1),(2)	3,582	*	3,582	0	—	0	—	—	0	—
Shailaja Gurram(1),(2)	42,982	*	42,982	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Sharadha Nanavath(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—
Shreepal Kandarp Shah(1),(2)	11,462	*	11,462	0	—	0	—	—	0	—
Shu-Hui Chen Chang(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—
Siu Ling Bennett(2),(30)	773	*	573	200	*	0	—	—	0	—
Siva Petluru(1),(2)	4,012	*	4,012	0	—	0	—	—	0	—
Soujanya Basina(1),(2)	287	*	287	0	—	0	—	—	0	—
Sravani Pasam(1),(2)	1,074	*	1,074	0	—	0	—	—	0	—
Sridhar Battala(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—
Srinivasa Anji Reddy Gujavarthi(1),(2)	7,450	*	7,450	0	—	0	—	—	0	—
Sriramachandra Rao Tallapragada(1),(2)	11,462	*	11,462	0	—	0	—	—	0	—
Subbarao Mutyala(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—
Sudha Vaddi(1),(2)	11,462	*	11,462	0	—	0	—	—	0	—
Sudharani Bhamidipati(1),(2)	8,596	*	8,596	0	—	0	—	—	0	—
Sudhir Puppala(1),(2)	1,074	*	1,074	0	—	0	—	—	0	—
Sukhwinder Singh Dhami(1),(2)	716	*	716	0	—	0	—	—	0	—
Sunil Bhardwaj(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—
Suntharesar Tharmalingam(1),(2)	17,909	*	17,909	0	—	0	—	—	0	—
Surendar S Rawat(1),(2)	573	*	573	0	—	0	—	—	0	—
Suresh Gonepudi(1),(2)	5,731	*	5,731	0	—	0	—	—	0	—
Suresh Jalagam(1),(2)	287	*	287	0	—	0	—	—	0	—
Suresh Ramanjeri(1),(2)	287	*	287	0	—	0	—	—	0	—
Surya Manikanta Krishna Rahul Kumara Lankalapalli(1),(2)	5,731	*	5,731	0	—	0	—	—	0	—
Surya Teja Lankalapalli(1),(2)	28,655	*	28,655	0	—	0	—	—	0	—
Syed John Raza Rizvi(1),(2)	1,089	*	1,089	0	—	0	—	—	0	—
Tak Yin Wong(1),(2)	1,146	*	1,146	0	—	0	—	—	0	—
Tapan Mahmud(1),(2)	3,324	*	3,324	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
TDO Technology Fund LLC(31)	1,385,412	1.68%	1,385,412	0	—	0	—	—	0	—
Thrace Wind Investments IKE(32)	50,000	*	50,000	0	—	0	—	—	0	—
Tim Turner(1)	938,058	1.14%	938,058	0	—	0	—	—	0	—
Tirunahari Saicharan(1),(2)	287	*	287	0	—	0	—	—	0	—
Trisha Ann Mendoza(1),(2)	34,386	*	34,386	0	—	0	—	—	0	—
Truemagic Trading Limited(33)	100,000	*	100,000	0	—	0	—	—	0	—
Ursula Williams(1),(2)	8,596	*	8,596	0	—	0	—	—	0	—
Vajid Jafri(1)	4,772,840	5.80%	4,772,840	0	—	0	—	—	0	—
Vedavathi Kakinada Vara Lakshmi(1),(2)	1,433	*	1,433	0	—	0	—	—	0	—
Veerendra Munugalavadla(1),(2)	14,900	*	14,900	0	—	0	—	—	0	—
Veladi Santosh Kumar(1),(2)	573	*	573	0	—	0	—	—	0	—
Venkata Naidu Mutyala(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—
Venkata Narender Kumar Kondavaty(1),(2)	17,193	*	17,193	0	—	0	—	—	0	—
Venkata Ramana Prasad Kusampudi(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—
Venkata Rohith Siripuram(1),(2)	573	*	573	0	—	0	—	—	0	—
Venkateshwara Rao Pasupuleti(1),(2)	128,946	*	128,946	0	—	0	—	—	0	—
Venkateswara Rao Akkireddi(1),(2)	17,193	*	17,193	0	—	0	—	—	0	—
Vetrivel Thiagarajan(1),(2)	8,023	*	8,023	0	—	0	—	—	0	—
Vijay Kumar Bodakunti(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—

	Shares of Common Stock					Warrants
	Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering		Beneficially Owned Prior to Offering		Number Registered for Sale	Beneficially Owned After Offering
	Number	Percent	Hereby	Number	Percent	Number	Percent	Hereby	Number	Percent
Vikas Kochhar(1),(2)	14,327	*	14,327	0	—	0	—	—	0	—
Vikas Prabhakar(1),(2)	11,462	*	11,462	0	—	0	—	—	0	—
Vinod Manchhani(1),(2)	14,327	*	14,327	0	—	0	—	—	0	—
Vivek Mishra(1),(2)	1,719	*	1,719	0	—	0	—	—	0	—
Wai Yoke Yoong(1),(2)	287	*	287	0	—	0	—	—	0	—
Western Alliance Bancorporation(34)	209,632	*	209,632	0	—	0	—	—	0	—
William Gomes(1),(2)	65,906	*	65,906	0	—	0	—	—	0	—
Yossi Ben-Arouch(1),(2)	287	*	287	0	—	0	—	—	0	—
Yuvraj Datta(1),(2)	171,928	*	171,928	0	—	0	—	—	0	—
Zarina Khan(1),(2)	2,865	*	2,865	0	—	0	—	—	0	—

All percentages equal to or less than 1% are represented by *

(1)	Consists of shares of New Mondee Common Stock that the Selling Securityholder is expected to hold directly upon completion of the pro rata distribution by Mondee Holdings, LLC to all of its members in accordance with the amended and restated limited liability company agreement of Mondee Holdings, LLC (the “Pro Rata Distribution”).
(2)	Is an employee or former employee of Mondee Holdings, Inc. or its subsidiaries.

(3)

Consists of (i) 141,305 shares, (ii) 5,812 private placement warrants and 5,812 shares that may be issued upon exercise of such private placement warrants, and (iii) 6,500 shares that represent the pro rata ownership of ITHAX Sponsor Cy Ltd. Mr. Argyros is an affiliate of a broker-dealer. Mr. Argyros purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, Mr. Argyros did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. The business address for Mr. Argyros is Othonos 103, 14562 Kifissia, Greece.

(4)

Consists of (i) 423,915 shares, (ii) 17,438 private placementt warrants and 17,438 shares that may be issued upon exercise of such private placement warrants, and (iii) 19,500 shares that represent the pro rata ownership of ITHAX Sponsor Cy Ltd. Mr. Achilleoudis is an affiliate of a broker-dealer. Mr. Achilleoudis purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, Mr. Achilleoudis did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. The business address for Mr. Achilleoudis is Nikokleous 2, Aglantzia 2122 Nicosia, Cyprus.

(5)	The business address for Asset Recovery Management is 4050 LaGrande Princess, Suite 9—a, Christiansted, VI 00820, Attn: Daniel F. Coosemans.
(6)	The business address for Bobcat Private Holdings, LLC is 601 Lexington Avenue, 59th Fl., New York, NY 10022, Attn: Peter Berger. Toro Private Investments, L.P. is the sole member of Bobcat Private Holdings, LLC. Siris Partners IV (Cayman) GP, L.P. is the general partner of Toro Private Investments, L.P. Siris Partners IV (Cayman) GP, Ltd. is the general partner of Siris Partners IV (Cayman) GP, L.P. Siris Partners IV (Cayman) GP, Ltd. is controlled by its directors, Peter Berger, Frank Baker and Jeffrey Hendren. Each of such entities and Messrs. Berger, Baker and Hendren may be deemed to beneficially own the securities beneficially owned by Bobcat Private Holdings, LLC directly or indirectly controlled by it or him, but each (other than the Bobcat Private Holdings, LLC to the extent of its direct holdings) disclaims beneficial ownership of such securities. An affiliate of Bobcat Private Holdings, LLC is a party to a commercial agreement with a subsidiary of the Company.

(7)	The business address for Celier Investments is c/o 4, Possidonos Avenue 176 74 Kallithea, Athens, Greece, Attn: Sofia Ralli.
(8)	The business address for Colby Trading Ltd. is 4 Messogiou Thalassis & Evropis, Maroussi, Athens, GR 15124, Attn: Aristeidis J. Pittas.
(9)	The business address for DH Deutsch Holdings Limited is Eftapaton Court, 256 Makarios Avenue, Limassol, CY 3105, Attn: Dimitris Ioannidis.
(10)	Consists of (i) 433,915 shares, (ii) 17,437 private placement warrants and 17,437 shares that may be issued upon exercise of such private placement warrants, and (iii) 19,500 shares that represent the pro rata ownership of ITHAX Sponsor Cy Ltd. The business address for Mr. Athanasopoulos is 555 Madison Avenue, Suite 11A, New York, NY 10022.
(11)	The business address for Entertainment Benefits Group, LLC is 19495 Biscayne Boulevard, Suite 300, Aventura, FL 33180, Attn: Brett Reizen.
(12)

Consists of (i) 300,000 shares purchased in the Subscription Agreement dated December 20, 2021 by Cantor Fitzgerald Securities, (ii) 210,000 shares of New Mondee Common Stock that were issued to Cantor Fitzgerald & Co. in a private placement simultaneously with ITHAX’s initial public offering, and (iii) 105,000 private placement warrants issued to Cantor Fitzgerald & Co. in a private placement simultaneously with the closing of ITHAX’s initial public offering and 105,000 shares that may be issued upon exercise of such private placement warrants. The business address of Cantor Fitzgerald Securities is 110 East 59th Street, New York, NY 10022, and the business address for Cantor Fitzgerald & Co. is 499 Park Avenue, New York, NY 10022. Howard W. Lutnick, through indirect beneficial ownership of the general partners of Cantor Fitzgerald Securities, may be deemed to have voting and investment control over the shares. Mr. Lutnick disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein.

(13)	Consists of (i) 4,213,456 shares of New Mondee Common Stock that North Haven Credit Partners II L.P. will hold upon completion of the Pro Rata Distribution, (ii) 375,000 Earn-Out Shares issued to NH Credit Partners III Holdings L.P. in connection with the Business Combination (which remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement), (iii) 1,500,000 shares purchased in the Subscription Agreement dated December 20, 2021, (iii) 3,046,889 shares of New Mondee Common Stock that NH Expansion Credit Fund Holdings LP will hold upon completion of the Pro Rata Distribution, and (v) 371,425 shares of New Mondee Common Stock that NH Credit Partners III Holdings L.P. will hold upon completion of the Pro Rata Distribution. Each of North Haven Credit Partners II L.P., NH Credit Partners III Holdings L.P. and NH Expansion Credit Fund Holdings LP is affiliated with a broker-dealer. MS Capital Partners Adviser Inc. is the adviser of each of these entities and holds voting and dispositive power with respect to shares of record held by each of these entities. The address for these entities is 1585 Broadway, 23rd Floor, New York, NY 10036.
(14)	Consists of (i) 500,000 PIPE shares held by ARCPE 1 LLC, (ii) 490,171 shares held by Gemini Investments Holding LP, and (iii) 490,171 shares held by Sunset Harbours LP. The business address for the Entities Associated with ARCPE 1 LLC is 1900 Sunset Harbour Drive, Annex 2nd Floor, Miami, FL 33139. The business address for Gemini Investments Holding, LP is 1330 West Avenue, Unit 407, Miami Beach, FL 33139, Attn: Steve Chaby. Gemini Holding Manager LLC is the general partner of Gemini Investments Holding, LP and holds voting and dispositive power with respect to the shares. The business address for The address for Sunset Harbours, LP is 1330 West Avenue, Unit 407, Miami Beach, FL 33139, Attn: Steve Chaby. Sunset Harbours Manager, LLC is the general partner of Sunset Harbours, LP and holds voting and dispositive power with respect to the shares.

(15)	Consists of (i) 28,189 shares of New Mondee Common Stock that NJ/TCW Direct Lending LLC will hold upon completion of the Pro Rata Distribution, (ii) 64,618 shares of New Mondee Common Stock that Reliance Standard Life Insurance Company will hold upon completion of the Pro Rata Distribution, (iii) 56,541 shares of New Mondee Common Stock that Safety National Casualty Corp. will hold upon completion of the Pro Rata Distribution, (iv) 46,148 shares of New Mondee Common Stock that TCW Brazos Fund LLC will hold upon completion of the Pro Rata Distribution, (v) 916,136 shares of New Mondee Common Stock that TCW Direct Lending VII LLC will hold upon completion of the Pro Rata Distribution, (vi) 179,363 shares of New Mondee Common Stock that TCW Direct Lending Structured Solutions 2019 LLC will hold upon completion of the Pro Rata Distribution, (vii) 130,529 shares of New Mondee Common Stock that TCW Skyline Lending LP will hold upon completion of the Pro Rata Distribution, (viii) 40,386 shares of New Mondee Common Stock that US Specialty Insurance Company will hold upon completion of the Pro Rata Distribution, and (ix) 32,281 shares of New Mondee Common Stock that West Virginia Direct Lending LLC will hold upon completion of the Pro Rata Distribution.
(16)	The business address for Evgenia Tzannini is Miaouli 18, Athens 14561, Greece.
(17)	Consists of (i) 500,000 shares purchased in the Subscription Agreement dated December 20, 2021, (ii) 125,000 Earn-Out Shares issued in connection with the Business Combination, and (iii) 8,828,577 shares that the Selling Securityholder will hold upon completion of the Pro Rata Distribution. The business address for Fly OCP LLC is c/o Origami Capital Partners, LLC, 191 N. Wacker Drive, Suite 2350, Chicago, IL 60606, Attn: Jeffrey Young.
(18)

Consists of (i) 400,000 shares, (ii) 23,915 shares held by Faros Capital Holdings Ltd., (iii) 17,438 private placement warrants and 17,438 shares that may be issued upon exercise of such private placement warrants and (iv) 19,500 shares of New Mondee Common Stock that represent the pro rata ownership of ITHAX Sponsor Cy Ltd. by Faros Capital Holdings Ltd. Mr. Linastas is the sole owner of Faros Capital Holdings Ltd. and can be deemed to have beneficial ownership over the shares. Mr. Linastas is an affiliate of a broker-dealer. Mr. Linastas purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, Mr. Linastas did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. The business address for Mr. Linastas is 9 KYPROY Street, 14562 Kifissia, Greece.

(19)	Consists of 18,420 shares of New Mondee Common Stock that GV 2017 GP, L.P. will hold upon completion of the Pro Rata Distribution. GV 2017 GP, L.P. is the general partner of GV 2017, L.P., GV 2017 GP, L.L.C. is the general partner of GV 2017 GP, L.P., Alphabet Holdings LLC is the sole member of GV 2017 GP, L.L.C., XXVI Holdings Inc. is the sole member of Alphabet Holdings LLC, and Alphabet Inc., is the controlling stockholder of XXVI Holdings Inc. Alphabet Inc. is a public company that trades on the NASDAQ stock exchange under the tickers "GOOG" and "GOOGL". Each of the above listed entities may be deemed to share power to vote or dispose of the securities held directly by GV 2017, L.P. The principal address for each of the entities listed above is 1600 Amphitheatre Parkway, Mountain View, CA 94043.
(20)	The business address for ITHAX Acquisition Sponsor CY Ltd is 10 Giannou Kranidioti, Nice Day House, 1st Floor, Nicosia 1065 Attn: Notis Papageorgiou.
(21)	Consists of 1,270 shares that Kariba LLC will hold upon completion of the Pro Rata Distribution. The business address for Kariba LLC is c/o Pinnacle Management Partners LLC, 343 Thornall St., Suite 600, Edison, NJ 08837, Attn: Joshua Ruch.
(22)	The business address for Konstantinos Karamanis is Markou Botsari 30, Filothei 15237, Athens, GR.
(23)	Michael Thomas has voting and investment control over the shares held by LBF Travel Management Corp. and is an employee of Mondee Holdings, Inc. or its subsidiaries.

(24)	Consists of 23,870,746 shares that the Selling Securityholder will hold upon completion of the Pro Rata Distribution . Prasad Gundumogula and his wife are the only directors of Mondee Group LLC. As such, Mr. Gundumogula has voting and investment discretion with respect to the shares of New Mondee Common Stock held of record by the Mondee Group LLC and may be deemed to have shared beneficial ownership of the shares of New Mondee Common Stock held directly by Mondee Group LLC.
(25)

Includes (i) 3,766,671 shares of Class A common stock, (900,000 of which are Earn-Out Shares issued in connection with his employment agreement, and remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement and the employment agreement), (ii) 260,000 shares of Class A common stock held by ITHAX Acquisition Sponsor Cy Ltd., a company organized under the laws of Cyprus and for whom Mr. Fintiklis is the controlling shareholder, and (iii) 174,375 private placement warrants and 174,375 shares that may be issued upon exercise of such private placement warrants. The business address for Orestes Fintiklis is 10800 Pecan Park Blvd., Suite 315, Austin, Texas 78750.

(26)	The business address for Papaduck Investments Ltd. is 48 Themistokli Dervi Avenue, Athienitis Centennial Building, 7 Floor, Office 703, P.C. 1066, Nicosia, CY, Attn: Marios Alexandrou.
(27)	Consists of (i) 23,870,746 shares of New Mondee Common Stock that will be held by Mondee Group LLC upon completion of the Pro Rata Distribution, (ii) 3,308,046 shares of New Mondee Common Stock to be held directly upon completion of the Pro Rata Distribution, (iii) 587,422 shares of New Mondee Common Stock that will be held by Mr. Gundumogula’s wife, Madhuri Pasam, upon completion of the Pro Rata Distribution, and (iv) 6,390,448 shares of New Mondee Common Stock held directly by Mr. Gundumogula (6,000,000 of which are Earn-Out Shares issued pursuant to the Earn-Out Agreement and remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement, and 100,000 of which were purchased pursuant to the Subscription Agreement dated December 20, 2021). Prasad Gundumogula and his wife are the only directors of Mondee Holdings LLC. As such, Mr. Gundumogula has voting and investment discretion with respect to the shares of New Mondee Common Stock held of record by the Mondee Holdings LLC and may be deemed to have shared beneficial ownership of the shares of New Mondee Common Stock held directly by Mondee Holdings LLC. Mondee Group LLC is a limited liability company owned by Mr. Gundumogula.
(28)	The business address for Prem Cohly is 43 W. 43rd Street, Ste. 89, New York, NY, 10036, Attn: Steven Beispel, Esq.
(29)	Consists of (i) 2,865 shares that Selling Securityholder will hold upon completion of the Pro Rata Distribution and (ii) 10 shares purchased on the open market.
(30)	Consists of (i) 573 shares that Selling Securityholder will hold upon completion of the Pro Rata Distribution and (ii) 200 shares purchased on the open market.
(31)	The business address for TDO Technology Fund LLC is 35 N. Arroyo Parkway, Suite 240, Pasadena, CA 91103. Derek Edward Okuno has voting and investment control over the shares held by TDO Technology Fund LLC.
(32)	The business address for Thrace Wind Investments IKE is Ηρακλείτουαρ.14-16 Τ.Κ.: 152 38 Χαλάνδρι.
(33)	The business address for TRUEMAGIC TRADING LIMITED is 6 Ioanni Stylianou, Second Floor, Flat 202, Nicosia, CY 2003, Attn: Illiada Filaretou.
(34)	The business address for Western Alliance Bancorporation is 1 East Washington Street, Suite 1950, Phoenix, AZ, 85004.